Exhibit 24.1

                          Independent Auditors' Consent









The Board of Directors
Jacksonville Bancorp, Inc.
Jacksonville, Florida


We consent to the use of our report dated February 23, 2001, relating to the consolidated balance sheets as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and to the use of our name under the caption of "Experts" in the Registration Statement of Form SB-2 of Jacksonville Bancorp, Inc.






HACKER, JOHNSON & SMITH PA
Tampa, Florida
November 8, 2001